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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  September 1, 2000

                              OXBORO MEDICAL, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           MINNESOTA                    0-18785                 41-1391803
(State or other jurisdiction          (Commission           (I.R.S. Employer
      of incorporation)               File Number)         Identification No.)


13828 Lincoln Street NE
Ham Lake, Minnesota                                      55304
------------------------                             ----------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (763) 755-9516


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS


         Through a series of purchases, Oxboro Medical, Inc. (the "Company") has acquired 200,000 shares of common stock of Minntech Corporation (NasdaqNM: MNTX) as of September 14, 2000. Minntech Corporation develops, manufactures and markets medical devices, sterilants, and water purification products. The Company paid approximately $1.35 million in total consideration for the 200,000 shares, all of which was financed from the working capital of the Company. As of July 1, 2000 Minntech Corporation had approximately 6,678,016 outstanding shares of common stock, as reported in Minntech Corporation's Form 10-Q for the quarter ended July 1, 2000 as filed with the Securities and Exchange Commission. The management of the Company continues to consider all strategies to maximize value for the Company's shareholders, including, but not limited to, additional purchases of Minntech Corporation stock should market conditions warrant such purchases. The Company has no relationship to Minntech Corporation other than that of shareholder. All shares were purchased in open market transactions.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    OXBORO MEDICAL, INC.



                                    By      /s/ Linda Erickson
                                       --------------------------------------
                                    Linda Erickson, Chief Financial Officer


Dated: September 15, 2000.

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